                                 AMENDMENT NO. 7
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Section 2.1.e is hereby added as follows:

               (e) In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or any delay in the communication, the responsible party or parties shall reimburse the Company for any losses or reasonable costs incurred as a result of the error or delay, including but not limited to, amounts needed to make contractowners whole and reasonable administrative costs necessary to correct the error.

     Section 9. Notices is hereby amended to replace The Lincoln National Life Insurance Company information with the following:

     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
     1300 S. Clinton Street
     Fort Wayne, IN 46802
     Facsimile: (260) 455-1773
     Attn: Funds Management

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                     SEPARATE ACCOUNTS      POLICIES/CONTRACTS
       FUNDS AVAILABLE UNDER         UTILIZING SOME OR        FUNDED BY THE
           THE POLICIES               ALL OF THE FUNDS      SEPARATE ACCOUNTS
       ---------------------         -----------------   -----------------------
         (SERIES I SHARES)
                                     Lincoln Life        The Lincoln National
AIM V.I. Capital Appreciation Fund   Variable Annuity    Life Insurance Company:
AIM V.I. Diversified Income Fund     Account N           Flexible Premium
AIM V.I. Growth Fund                                     Variable Annuity
AIM V.I. International Equity Fund                       Contracts AN425LL,
AIM V.I. Premier Equity Fund                             30295, 30296 and state
AIM V.I. Government Securities                           variations thereof

                                     Lincoln Life        The Lincoln National
                                     Flexible Premium    Life Insurance Company:
                                     Variable Life       Flexible Premium
                                     Account M           Variable Life Insurance
                                                         Policy N605LL/LN615LL/
                                                         LN660/LN665/LN670/LN680
                                                         /LN690 and state
                                                         variations thereof

                                     Lincoln Life        The Lincoln National
                                     Flexible Premium    Life Insurance Company:
                                     Variable Life       Flexible Premium
                                     Account R           Variable Life Insurance
                                                         Policy On the Lives of
                                                         Two Insureds
                                                         LN650LL/LN655/LN656 and
                                                         state variations
                                                         thereof

                                     Lincoln National    The Lincoln National
                                     Variable Annuity    Life Insurance Company:
                                     Account C           MultiFund Individual
                                                         Variable Annuity
                                                         Contract 30070-B and
                                                         state variations
                                                         thereof

                                     Lincoln Life        The Lincoln National
                                     Flexible Premium    Life Insurance Company:
                                     Variable Life       Corporate Owned
                                     Account S           Variable Life Insurance
                                                         Policy LN925/926, LN935
                                                         and state variations
                                                         thereof

                                     Lincoln Life        The Lincoln National
                                     Flexible Premium    Life Insurance Company:
                                     Variable Life       Lincoln Corporate
                                     Account Z           Variable Private
                                                         Solutions LN930

                                     Lincoln National    The Lincoln National
                                     Life Insurance      Life Insurance Company
                                     Separate Account    Director Product 19476
                                     13                  and state variations
                                                         thereof

                                     Lincoln National    The Lincoln National
                                     Life Insurance      Life Insurance Company
                                     Separate Account    Director Product 19476
                                     15                  and state variations
                                                         thereof

                                     Lincoln National    The Lincoln National
                                     Life Insurance      Life Insurance Company
                                     Separate Account    Director Product 19476
                                     16                  and state variations
                                                         thereof

        (SERIES II SHARES)           Lincoln Life        The Lincoln National
                                     Variable Annuity    Life Insurance Company:
AIM V.I. Growth Fund                 Account N           ChoicePlus II Variable
AIM V.I. International Equity Fund                       Annuity Contracts
AIM V.I. Premier Equity Fund                             30070-B and state
AIM V.I. Government Securities                           variations thereof

                                                         The Lincoln National
                                                         Life Insurance Company:
                                                         ChoicePlus Assurance
                                                         Variable Annuity
                                                         Contracts 30070-B and
                                                         state variations
                                                         thereof

                                     Lincoln Life        The Lincoln National
                                     Variable Annuity    Life Insurance Company:
                                     Account W           Wells Fargo New
                                                         Directions Variable
                                                         Annuity Contracts
                                                         30070-B and state
                                                         variations thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2003

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY


Attest:                                 By: /s/ Rise C.M. Taylor
        -----------------------------       ------------------------------------
Name:                                   Name: Rise C. M. Taylor
      -------------------------------   Title: Vice President
Title:
       ------------------------------